Exhibit 8.1

LIST OF SUBSIDIARIES

•	WuXi AppTec Holding Company, Inc., incorporated in the United States of America.

•	WX (BVI) Limited, incorporated in the British Virgin Islands.

•	WuXi AppTec (BVI) Inc., incorporated in the British Virgin Islands.

•	WuXi AppTec, Inc., incorporated in the United States of America.

•	Shanghai AppTec(HK) Limited, incorporated in HongKong.

•	Kaipara Enterprises Limited, incorporated in Cyprus.

•	Klivia Investments Sp. zo.o., incorporated in Poland.

•	Klivia Investments Sp. zo.o. Luxembourg Branch, incorporated in Luxembourg.

•	WuXi AppTec Co., Ltd., incorporated in the People’s Republic of China.

•	WuXi AppTec (Shanghai) Co., Ltd., incorporated in the People’s Republic of China.

•	WuXi AppTec (Suzhou) Co., Ltd., incorporated in the People’s Republic of China.

•	Shanghai SynTheAll PharmaTech Co., Ltd., incorporated in the People’s Republic of China.

•	WuXiAppTec (Tianjin) Co., Ltd., incorporated in the People’s Republic of China.

•	WuXi AppTec Biotechnology Co., Ltd., incorporated in the People’s Republic of China.

•	WuXi AppTec (Wuhan) Co., Ltd., incorporated in the People’s Republic of China.

•	Shanghai SynTheAll PharmaTech Co., Ltd. Changzhou Branch, incorporated in the People’s Republic of China.